PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
April 30, 2013

Contact:    Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. UPDATES FIRST QUARTER
NON-GAAP EARNINGS PER SHARE GUIDANCE AND REAFFIRMS
FULL YEAR NON-GAAP EARNINGS PER SHARE GUIDANCE

New York, NY – PVH Corp. [NYSE: PVH] announced today that, in conjunction with its scheduled appearance at the Barclays Retail and Consumer Discretionary Conference, Company management will state that it expects non-GAAP earnings per share to be above its previous preliminary guidance for the first quarter 2013, due to higher than expected wholesale shipments and certain discrete tax benefits. Management will also state that they believe this first quarter outperformance will be primarily driven by timing and as such the Company will hold its full year 2013 non-GAAP earnings per share guidance previously announced on March 27, 2013.

The live webcast of the Company’s presentation, scheduled for 9:40 AM EDT on April 30th, as well as the audio replay, which will be available approximately three hours after the scheduled 10:15 AM EDT presentation conclusion, may be accessed by logging onto http://www.pvh.com and going to the Webcasts section under the Investors link.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass, G.H. Bass & Co., Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements and information about PVH’s current and future prospects and PVH’s operations and financial results included in this press release and made and provided during management’s appearance at the conference, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s acquisition of The Warnaco Group, Inc. (“Warnaco”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Warnaco, the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from Warnaco; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The earnings per share guidance discussed in this press release is on a non-GAAP basis and the Company’s presentation will include non-GAAP financial measures, as defined under SEC rules. Reconciliations of the measures expected to be discussed are included in the Company’s 2012 year-end earnings press release, which was issued on March 27, 2013, and is available on the Company’s website at www.pvh.com/investor_relations_press_releases.aspx. The Company’s Current Report on Form 8-K furnished to the SEC in connection with the March 27, 2013 press release is available on the Company’s website at www.pvh.com and the SEC’s website at www.sec.gov.

Earnings per share guidance speaks as of April 30, 2013, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.